As filed with the Securities and Exchange Commission on December 23, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN SUPERCONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2959321
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Two Technology Drive Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

2000 Employee Stock Purchase Plan

(Full Title of the Plan)

Patrick J. Rondeau, Esq.

Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

(Name and Address of Agent For Service)

(617) 526-6000

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value per share(2)	250,000 shares(3)	$11.45(4)	$2,862,500(4)	$232.00

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Includes rights to purchase shares of common stock pursuant to the Rights Agreement, as amended, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent.
(3)	Consists of 250,000 shares issuable under the 2000 Employee Stock Purchase Plan, as amended.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ National Market on December 17, 2003.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan	Information.

The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Registrant	Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation	of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c) The description of the securities contained in the registrant’s registration statements on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description	of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Article VI of the registrant’s By-laws provides that a director or officer of the registrant (a) shall be indemnified by the registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the registrant) brought against him by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the registrant against expenses (including attorneys’ fees) incurred in connection with the defense or settlement of any action or suit by or in the right of the registrant by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, except that no indemnification shall be made with respect to any such matter as to which such director or officer shall have been adjudged to be liable to the registrant, unless and only to the extent that a court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the registrant upon receipt of an undertaking by the director or officer to repay such amount if the registrant ultimately determines that he is not entitled to indemnification.

Indemnification shall be made by the registrant upon a determination that the applicable standard of conduct required for indemnification has been met and that indemnification of a director or officer is proper. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, or (b) if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the registrant.

Article VI of the registrant’s By-laws further provides that the indemnification provided therein is not exclusive, and provides that to the extent the Delaware General Corporation Law is amended or supplemented, Article VI shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent permitted by such law.

Article EIGHTH of the registrant’s Certificate of Incorporation provides that no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, that a director shall remain liable (i) for any breach of such director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for participation in a Board of Directors’ action authorizing an unlawful dividend or unlawful stock purchase or redemption under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit.

The registrant has a Directors and Officers liability insurance policy covering certain liabilities that may be incurred by its directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.	Undertakings.

1. Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts on this 23rd day of December, 2003.

AMERICAN SUPERCONDUCTOR CORPORATION

By:	/s/ Gregory J. Yurek

Gregory J. Yurek
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of American Superconductor Corporation, hereby severally constitute and appoint Gregory J. Yurek, Kevin M. Bisson and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable American Superconductor Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory J. Yurek Gregory J. Yurek	Chairman of the Board, President, Chief Executive Officer and Director (principal executive officer)	December 23, 2003

/s/ Kevin M. Bisson Kevin M. Bisson	Senior Vice President and Chief Financial Officer (principal financial officer)	December 23, 2003

/s/ Thomas M. Rosa Thomas M. Rosa	Vice President of Finance and Accounting (principal accounting officer)	December 23, 2003

/s/ Albert J. Baciocco, Jr. Albert J. Baciocco, Jr.	Director	December 23, 2003

/s/ Peter O. Crisp Peter O. Crisp	Director	December 23, 2003

/s/ Richard Drouin Richard Drouin	Director	December 23, 2003

/s/ Andrew G.C. Sage, II Andrew G.C. Sage, II	Director	December 23, 2003

/s/ John B. Vander Sande John B. Vander Sande	Director	December 23, 2003

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(2)	Amended and Restated By-Laws of the Registrant

4.3(3)	Rights Agreement dated as of October 30, 1998 between the Registrant and American Stock Transfer & Trust Company, as Rights Agent

4.4(4)	Amendment No. 1 to Rights Agreement dated as of January 29, 1999 between the Registrant and American Stock Transfer & Trust Company, as Rights Agent

5	Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Commission as an Exhibit to the Registrant’s Registration Statement on Form S-3 on January 24, 2000 (Commission File No. 333-95261) and incorporated herein by reference.
(2)	Previously filed with the Commission as an Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 on November 14, 2000 (Commission File No. 000-19672) and incorporated herein by reference.
(3)	Previously filed with the Commission as an Exhibit to the Registrant’s Registration Statement on Form 8-A on November 2, 1998 (Commission File No. 000-19672) and incorporated herein by reference.
(4)	Previously filed with the Commission as an exhibit to the Registrant’s Registration Statement on Form 8-A/A on March 12, 1999 (Commission File No. 000-19672) and incorporated herein by reference.